Exhibit 99.1

Computer Programs and Systems, Inc. Announces Fourth Quarter and Year-End 2007 Results

Company Declares Regular Quarterly Dividend of $0.36 Per Share

Highlights:

  Earnings per diluted share of $0.36 for the fourth quarter and $1.20 for the year;
  Cash flow from operations of $19.1 million;
  Quarterly dividend of $0.36 per share;
  Obtained CCHIT(SM) certification for inpatient electronic medical record product; and
  Completed migration of healthcare information system to Linux operating system.

MOBILE, Ala.--(BUSINESS WIRE)--Computer Programs and Systems, Inc. (NASDAQ: CPSI), a leading provider of healthcare information solutions, today announced results for the fourth quarter and year ended December 31, 2007.

The Company also announced that its Board of Directors has declared a regular quarterly cash dividend of $0.36 (thirty-six cents) per share, payable on February 28, 2008, to stockholders of record as of the close of business on February 12, 2008.

Total revenues for the fourth quarter ended December 31, 2007, decreased 6.9% to $28.1 million, compared with total revenues of $30.2 million for the prior-year period. Net income for the quarter ended December 31, 2007, decreased 9.2% to $3.8 million, or $0.36 per diluted share, compared with $4.2 million, or $0.39 per diluted share, for the quarter ended December 31, 2006. Cash flow from operations for the fourth quarter of 2007 was $6.2 million, compared with $4.2 million for the prior-year period.

Commenting on the results, Boyd Douglas, chief executive officer and president of CPSI, stated, “In the fourth quarter, we obtained our certification from the Certification Commission for Healthcare Information Technology (CCHIT(SM)) for our inpatient electronic medical record (EMR) product, and we completed the migration of our healthcare information system to the Linux operating system. Both of these accomplishments demonstrate our commitment to improve clinical outcomes for our customers. In addition, I am also pleased to report that cash flow was strong and outsourcing continued to be a major area of growth for the Company. Looking ahead, we are excited about our position in the marketplace due to our continued improvements in products and services.”

Total revenues for the year ended December 31, 2007, decreased 5.1% to $110.0 million, compared with total revenues of $116.0 million for the year ended December 31, 2006. Net income for the year ended December 31, 2007, decreased 18.3% to $12.9 million, or $1.20 per diluted share, compared with $15.8 million, or $1.48 per diluted share, for the year ended December 31, 2006. Cash provided by operations for the year ended December 31, 2007, was $19.1 million, compared with $14.5 million for the year ended December 31, 2006.

For the first quarter of 2008, the Company anticipates total revenues of $27.0 million to $28.5 million and net income of approximately $3.2 million to $3.4 million, or $0.30 to $0.32 per diluted share. CPSI’s 12-month backlog as of December 31, 2007, was $88.9 million, consisting of $17.5 million in non-recurring system purchases and $71.4 million in recurring payments for support, outsourcing, ASP and ISP contracts.

A listen-only simulcast and replay of CPSI’s fourth quarter and year-end 2007 conference call will be available on-line at www.cpsinet.com and www.earnings.com on February 1, 2008, beginning at 9:00 a.m. Eastern Time.

About Computer Programs and Systems, Inc.

CPSI is a leading provider of healthcare information solutions for community hospitals with over 600 client hospitals in 46 states. Founded in 1979, the Company is a single-source vendor providing comprehensive software and hardware products, complemented by complete installation services and extensive support. Its fully integrated, enterprise-wide system automates clinical and financial data management in each of the primary functional areas of a hospital. CPSI’s staff of over 800 technical, healthcare and medical professionals provides system implementation and continuing support services as part of a comprehensive program designed to respond to clients’ information needs in a constantly changing healthcare environment. For more information, visit www.cpsinet.com.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry; saturation of our target market and hospital consolidations; changes in customer purchasing priorities and demand for information technology systems; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new technology and products in response to market demands; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; failure of our products to function properly resulting in claims for medical losses; government regulation of our products and customers, including changes in healthcare policy affecting Medicare reimbursement rates; interruptions in our power supply and/or telecommunications capabilities and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

COMPUTER PROGRAMS AND SYSTEMS, INC.
Unaudited Condensed Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

Sales revenues:
System sales	$9,625	$12,954	$37,981	$51,603
Support and maintenance	12,883	12,364	50,478	46,724
Outsourcing	5,603	4,864	21,554	17,647
Total sales revenues	28,111	30,182	110,013	115,974

Cost of sales:
System sales	7,318	8,431	30,083	34,109
Support and maintenance	4,860	5,068	19,856	19,977
Outsourcing	3,565	2,934	13,318	10,183
Total cost of sales	15,743	16,433	63,257	64,269
Gross profit	12,368	13,749	46,756	51,705

Operating expenses:
Sales and marketing	2,404	2,362	9,400	8,868
General and administrative	4,158	4,559	18,308	18,172
Total operating expenses	6,562	6,921	27,708	27,040

Operating income	5,806	6,828	19,048	24,665
Interest income, net	361	302	1,203	1,132
Income before taxes	6,167	7,130	20,251	25,797
Provision for income taxes	2,340	2,918	7,335	9,983
Net income	$3,827	$4,212	$12,916	$15,814

Basic earnings per share	$0.36	$0.40	$1.21	$1.49
Diluted earnings per share	$0.36	$0.39	$1.20	$1.48

Weighted average shares outstanding:
Basic	10,726	10,645	10,698	10,638
Diluted	10,755	10,714	10,741	10,713
COMPUTER PROGRAMS AND SYSTEMS, INC.
Condensed Balance Sheets
(in thousands)

	Dec. 31,	Dec. 31,
	2007	2006
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$11,806	$8,760
Investments	11,352	10,718
Accounts receivable, net of allowance for doubtful accounts of $949 and $814, respectively	14,334	14,096
Financing receivables, current portion	1,833	2,177
Inventory	1,450	1,668
Deferred tax assets	1,394	1,406
Prepaid expenses	505	320
Prepaid income taxes	-	107
Total current assets	42,674	39,252

Financing receivables, long-term	2,225	2,397
Property and equipment	12,130	13,897
Accumulated depreciation	(6,621)	(7,642)
Total assets	$50,408	$47,904

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,717	$1,204
Deferred revenue	3,581	2,275
Accrued vacation	2,112	2,053
Income taxes payable	542	-
Other accrued liabilities	3,507	3,158
Total current liabilities	11,459	8,690

Deferred tax liabilities	571	508

Stockholders' equity:
Common stock, par value $0.001 per share, 30,000 shares authorized, 10,807 and 10,756 shares issued and outstanding	11	11
Additional paid-in capital	24,658	22,427
Accumulated other comprehensive income (loss)	45	(7)
Retained earnings	13,664	16,275
Total stockholders' equity	38,378	38,706
Total liabilities and stockholders' equity	$50,408	$47,904
COMPUTER PROGRAMS AND SYSTEMS, INC.
Unaudited Other Supplemental Information
(In thousands)

The following table summarizes free cash flow for the Company:

	Three Months Ended Dec. 31,	Year Ended Dec. 31,
	2007	2007
Net cash provided by operating activities	$6,249	$19,138
Purchases of property and equipment	(332)	(1,222)
Free cash flow	$5,917	$17,916

Free cash flow is a non-GAAP financial measure which CPSI defines as net cash provided by operating activities less purchases of property and equipment. The most directly comparable GAAP financial measure is net cash provided by operating activities. The Company believes free cash flow is a useful measure of performance and uses this measure as an indication of the financial resources of the Company and its ability to generate cash.

CONTACT:
Computer Programs and Systems, Inc.
Darrell G. West, 251-639-8100
Vice President-Finance and Chief Financial Officer